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                                                                   Exhibit 10.12
                      THIRD AMENDMENT TO LINE OF CREDIT,
                       TERM LOAN AND SECURITY AGREEMENT
                       --------------------------------


     This Third Amendment to Line of Credit, Term Loan and Security Agreement ("Third Amendment") is entered into effective the 25th day of October, 2000 by and between PROGRESS BANK (the "Bank"), a Federal savings bank, with offices at 4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania 19422, and ORTHOVITA, INC., a Pennsylvania corporation ("Borrower"), with offices at 45 Great Valley Parkway, Malvern, Pennsylvania 19355.

                                  BACKGROUND
                                  ----------

     A. Borrower and the Bank are parties to a Line of Credit, Term Loan and Security Agreement dated September 19, 1997 as amended by a First Amendment to Line of Credit, Term Loan and Security Agreement dated August 31, 1998 and by a Second Amendment to Line of Credit, Term Loan and Security Agreement dated December 23, 1999 (the "Agreement").

     B. Borrower has requested the Bank to decrease the amount of the Line of Credit Facility and to extend to Borrower a Capital Expenditure Facility.

     C. The Bank has agreed to decrease the amount of the Line of Credit Facility and to extend to Borrower a Capital Expenditure Facility under the terms and conditions of the Agreement, as hereby amended.

     D. The Bank and Borrower desire to enter into this Third Amendment for, among other reasons, the following:

          (i) to decrease the amount of the Line of Credit Facility;

          (ii) to extend to Borrower a Capital Expenditure Facility; and

          (iii) to amend certain other covenants with which Borrower must comply.

     E. The Agreement shall remain in full force and effect, without modification or amendment, except as specifically set forth below.

     NOW, THEREFORE, Borrower and the Bank, intending to be legally bound, and in consideration of the aforementioned Background which is incorporated herein by reference, and in consideration of the terms and conditions set forth herein, hereby agree as follows:

     1. All references in the Agreement and/or any of the Loan Documents to "the Agreement" or "this Agreement" shall be understood to refer to the Line of Credit, Term Loan and Security Agreement dated September 19, 1997, as amended by the First Amendment to Line of Credit, Term Loan and Security Agreement dated August 31, 1998, as amended by the Second Amendment to Line of Credit, Term Loan and Security Agreement dated December 23, 1999, and as
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amended by this Third Amendment, and as the same may hereafter be amended from time to time. All terms not defined herein shall have the meanings given to them in the Agreement.

     2.  Confirmation of Loan Documents.  Borrower hereby ratifies, confirms and
         ------------------------------
acknowledges that the statements contained in the foregoing Background are true, accurate and correct as to Borrower and that the Loan Documents are valid, binding and in full force and effect as of the date hereof. Borrower further acknowledges, confirms, represents and warrants that it has no defenses, set-offs, counterclaims, or challenges to or against the payment of any sums owing under the Loan Documents, or to the enforceability or validity of the terms thereof. Borrower further acknowledges and confirms and represents and warrants that it has no claims, suits or causes of action against the Bank and hereby remises, releases and forever discharges the Bank, its officers, directors, shareholders, representatives and their successors and assigns, and any of them, from any claims, causes of action, suits, or demands whatsoever in law and equity, which it has or may have from the beginning of the world to the date of this Third Amendment. Neither this Third Amendment nor any of the documents executed in connection herewith, is in any way intended to constitute a novation of or to the Loan Documents.

     3.  Confirmation of Indebtedness.  Borrower confirms and acknowledges that
         ----------------------------
the outstanding principal balance of the indebtedness owed to the Bank by Borrower under the Loan Documents was zero as of October 24, 2000.


     4. Definitions of "Capital Expenditure Loan", "Capital Expenditure Loan Note" and "Pledge Agreement" shall be added in alphabetical order to Section 1.1 of the Agreement and shall read in their entirety as follows:

          Capital Expenditure Loan.  "Capital Expenditure Loan" shall have the
          ------------------------
          meaning given to such term in Section 2.5 hereof.

          Capital Expenditure Loan Note.  The capital expenditure loan note
          -----------------------------
          executed by Borrower in the principal amount specified in Section 2.6 hereof, and all amendments, modifications and supplements thereto and restatements thereof.

          Pledge Agreement.  The Pledge Agreement referred to in Section 2.6
          ----------------
          hereof.

     5. The definition of "Loan Documents" in Section 1.l of the Agreement is hereby amended to read in its entirety as follows:

          Loan Documents.  Individually and collectively, the Line of Credit,
          --------------
          Term Loan and Security Agreement, the Line of Credit Note, the Term Note, the Capital Expenditure Loan Note, the Pledge

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          Agreement and all other existing and future agreements, pledges, instruments, documents, assignments, leases, guarantees and contracts (including amendments, modifications and supplements to and restatements of any of the foregoing) delivered by or on behalf of the Borrower in connection with this Line of Credit, Term Loan, Capital Expenditure Loan and Security Agreement.

     6. The definition of "Notes" in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

          Notes.  The Line of Credit Note, the Term Note and the Capital
          -----
          Expenditure Loan Note.

     7. The definition of "Warrant Agreement" in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

               Warrant Agreement.  Individually and collectively the Warrant
               -----------------
          Agreement issued to Progress Capital, Inc. on or about September 19, 1997 entitling Progress Capital, Inc. to purchase 5,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein, as amended; the Warrant Agreement issued to Progress Capital, Inc. in April, 1998 entitling Progress Capital, Inc. to purchase 5,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein; the Warrant Agreement issued to Progress Capital, Inc. (mistakenly identified as Progress Bank) and dated November 3, 1999 entitling Progress Capital, Inc. to purchase 10,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein; and the Warrant Agreement issued to Progress Capital, Inc. on or about October 25, 2000, entitling Progress Capital to purchase 10,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein, as each of the foregoing may hereafter be amended, restated or otherwise modified from time to time.

     8. Section 2.1(a) of the Agreement is hereby amended to read in its entirety as follows:

               (a) Subject to, and in accordance with, the terms and conditions of this Agreement, the Bank agrees to make advances in integral multiples of $1,000 (the "Advances") to Borrower upon request at any time and from time to time during the period commencing on the date hereof and ending on the earlier of (i) the occurrence of an Event of Default, or (ii) the Loan Termination Date, in an amount which in the aggregate shall not exceed $1,500,000;

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          in all cases less the sum of the then unpaid principal amount of all pervious Advances.

     9. Section 2.1(d) of the Agreement is hereby amended to read in its entirety as follows:

               (d) The term of this Line of Credit shall commence as of September 19, 1997 and, unless earlier terminated, shall terminate on the earlier to occur of (i) an Event of Default (as defined herein), or (ii) June 30, 2001 (the "Loan Termination Date"). The Loan Termination Date may be extended or renewed by the Bank, in its sole discretion, on a day-to-day basis or otherwise, at the request of Borrower and upon a review of, among other things, Borrower's financial condition, business, operations and assets as reflected in Borrower's financial statements for the year ended December 31, 2000, which extension or renewal, if any, shall be evidenced by a letter to such effect from the Bank and by Borrower's execution and delivery of such other documents and instruments as the Bank may require.

     10. Section 2.2(a) of the Agreement is hereby amended to read in its entirety as follows:

               2.2  Line of Credit Note.  The obligation of Borrower to pay the
                    -------------------
          principal of, and accrued interest on the Line of Credit shall be evidenced by its promissory note (the "Line of Credit Note"):

                    (a) payable to the order of the Bank in the face amount of One Million Five Hundred Thousand Dollars ($1,500,000.00);

     11. A new Section 2.5 is hereby added to the Agreement which shall read in its entirety as follows:

               2.5   Capital Expenditure Loan.  Subject to, and in accordance
                     ------------------------
          with, the terms and conditions of this Agreement, the Bank agrees to loan Borrower the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Capital Expenditure Loan").

     12. A new Section 2.6 is hereby added to the Agreement which shall read in its entirety as follows:

               2.6  Capital Expenditure Loan Note.  The obligation of Borrower
                    -----------------------------
          to pay the principal of, and accrued interest on, the Capital Expenditure Loan shall be evidenced by its promissory note dated the

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          date of this Agreement (the "Capital Expenditure Loan Note"):

               (a) payable to the order of the Bank in the face amount of Five Hundred Thousand Dollars ($500,000.00);

               (b) bearing interest on the unpaid principal amount at an annual rate equal to the Prime Rate plus one percent (1.00%), which shall fluctuate with changes in the Prime Rate, and shall be computed on the actual number of days elapsed on the basis of a 360-day year;

               (c) payable as to interest monthly in arrears on the 1st day of each month commencing December 1, 2000;

               (d) payable as to principal in twenty-three (23) equal monthly installments each equal to one twenty-third (1/23rd) of the principal balance of the Capital Expenditure Loan Note outstanding immediately prior to the first such payment, with such principal payments commencing on November 1, 2001 and continuing on the first day of each month thereafter until September 1, 2003 at which time all outstanding principal and all accrued and unpaid interest thereon, shall be due and payable or payable in full upon the occurrence of an Event of Default;

               (e) secured by the Collateral and by the pledge of a Two Hundred Fifty Thousand Dollar ($250,000.00) certificate of deposit in accordance with the Pledge Agreement substantially in the form of Exhibit B-1 attached hereto and made a part hereof (the "Pledge Agreement");

               (f) prepayable by Borrower without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, at any time and from time to time, in whole or in part, upon notification to the Bank of such prepayment not later than 10:00 a.m. on the date of such prepayment; and

               (g) substantially in the form of Exhibit "B-2" attached hereto and made a part hereof.

     13. The existing Sections 2.5 through 2.8 of the Agreement shall be renumbered as 2.7 through 2.10, respectively and any cross-references will be appropriately adjusted.

     14.  Section 3.1 of the Agreement shall be amended by adding thereto a new
Section 3.1(d), which shall read in its entirety as follows:

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               (d) As additional security for the Liabilities represented by the
          Capital Expenditure Loan Note, Borrower agrees to pledge a Two Hundred Fifty Thousand Dollar ($250,000.00) Certificate of Deposit in accordance with the terms of the Pledge Agreement.

     15. Section 6.3 of the Agreement is hereby amended to read in its entirety as follows:

               6.3  Minimum Working Capital.  From October 25, 2000 through the
                    -----------------------
          Loan Termination Date, Borrower will maintain a minimum Working Capital of at least $3,000,000, which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

     16. Section 6.4 of the Agreement is hereby amended to read in its entirety as follows:

               6.4  Minimum Cash Level.   From October 25, 2000 through the Loan
                    ------------------
          Termination Date. Borrower will maintain a minimum cash and cash equivalent balance of $3,000,000, which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

     17. Section 6.18 of the Agreement is hereby amended to read in its entirety as follows:

               6.18  Use of Proceeds.  Borrower shall use the proceeds of the
                     ---------------
          Line of Credit for short term Working Capital, the proceeds of the Term Loan to re-finance the acquisition of certain equipment previously purchased by Borrower, and the proceeds of the Capital Expenditure Loan to finance leasehold improvements.

     18. Section 8.1(a) of the Agreement is hereby amended to read in its entirety as follows:

               (a) Payment.  Failure by Borrower to pay the principal of, or
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          accrued interest on, the Notes (or any of the Notes) or any other instrument or obligation of Borrower to the Bank when such amounts become due, or the failure of Borrower to pay any other amount payable to the Bank under the Loan Documents, within five (5) days of the date when such amount becomes due.

     19.  Representations and Warranties.  Borrower hereby represents and
          ------------------------------
warrants that, as of the date hereof:

          (a) Borrower has obtained all necessary authorization from its board of directors and shareholders to enter into this Third Amendment and the transactions contemplated hereby;

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          (b) The representations and warranties of Borrower set forth in
Article 4 of the Agreement are true and correct as of the date of this Third Amendment as if made on the date hereof;

          (c) There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of Borrower since December 31, 1998, the date of the financial statements most recently furnished by Borrower to Bank; and

          (d) As of the date of this Third Amendment there does not exist any Event of Default under the Agreement nor does there exist any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

     20.  Certificate(s) of Insurance.  Borrower shall deliver to Bank
          ---------------------------
certificate(s) of insurance evidencing that Borrower is in compliance with
Section 6.10 of the Agreement concurrently with the signing of this Third Amendment.

     21.  Expenses.  Borrower agrees to reimburse the Bank for its out-of-pocket
          --------
expenses, including but not limited to attorneys' fees and other costs of preparation and filing concerning this Third Amendment and other documents as required by law or deemed necessary by the Bank, including but not limited to the cost of all filing fees and lien searches deemed necessary by the Bank.
Such costs and expenses shall be paid by Borrower concurrently with the execution of this Third Amendment and all such expenses hereafter incurred shall be paid within fifteen (15) days after notice by the Bank.

     22.  Additional Events of Default.  Without limiting the generality of the
          ----------------------------
terms and conditions of the Agreement or this Third Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

          (a) The failure of Borrower to duly perform or observe any obligation, covenant or agreement set forth in this Third Amendment;

          (b) Any representation or warranty of Borrower set forth herein is discovered to be materially untrue as of the date of this Third Amendment, or any statement, certificate or data furnished by Borrower to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

     23.  Inconsistencies and Integration.  All of the terms, conditions and
          -------------------------------
covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or the other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected and unaltered by the terms of this Third Amendment. To the extent there is any inconsistency between the terms of this Third Amendment and any of the Loan Documents, the terms of this Third Amendment shall control.

     24.  Miscellaneous.
          -------------

          (a) Commitment Fee.  Borrower shall pay the Bank a non-refundable fee
              --------------
in the amount of $5,000.00 for the Bank's commitment to extend to Borrower the Capital Expenditure

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Loan. Such fee shall be paid concurrently with the execution of this Third
Amendment.

          (b) Warrant Agreement.  Concurrently with its execution of this Third
              -----------------
Amendment, Borrower shall deliver to Progress Capital, Inc., a Warrant Agreement entitling Progress Capital, Inc. to purchase 10,000 shares of Borrower's Common Stock.

          (c)  Collateral.  Borrower shall provide the Bank, prior to or
               ----------
concurrently with the execution of this Third Amendment, evidence satisfactory to it and its counsel that the Collateral is free and clear, as of the date hereof, of any and all security interests, except as set forth in the Agreement. Concurrently with its execution of this Third Amendment, Borrower shall execute and deliver to the Bank the Pledge Agreement.

          (d) Further Assurances.  From time to time Borrower shall execute and
              ------------------
deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably request to carry out the intent of this Third Amendment.

          (e) Governing Law.  This Third Amendment, and the rights and
              -------------
obligations of the parties under this Third Amendment, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law.

          (f) Binding Effect and Assignment.  This Third Amendment shall inure
              -----------------------------
to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto. Borrower shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Bank.

          (g) Severability.  If any provision of this Third Amendment shall be
              ------------
invalid under applicable laws, such invalidity shall not affect any other provision of this Third Amendment that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

          (h) Counterparts and Headings.  This Third Amendment may be executed
              -------------------------
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Section headings contained herein are for convenience of reference only and shall in no way affect or be used to construe or interpret this Third Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.


                              ORTHOVITA, INC.

                              By:   /s/ Bruce A. Peacock
                                 -----------------------
                              Name:  Bruce A. Peacock
                                   ------------------
                              Title: President and CEO
                                    ------------------

                              PROGRESS BANK

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                              By:/s/ Steven Hobman
                                 -----------------
                              Name:  Steve Hobman
                                   --------------
                              Title:  Senior Vice President
                                    -----------------------

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